EXHIBIT 99.2

                                                                  EXECUTION COPY


                          AGREEMENT AND PLAN OF MERGER

                                  dated as of

                                January 16, 2001

                                     among

                             WEBTRENDS, CORPORATION

                               NETIQ CORPORATION

                                      and

                         NORTH ACQUISITION CORPORATION


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

                                       TABLE OF CONTENTS1

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

                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 1
                                           DEFINITIONS

SECTION 1.01.  Definitions......................................................................2


                                            ARTICLE 2
                                           THE MERGER

SECTION 2.01.  The Merger.......................................................................6
SECTION 2.02.  Conversion of Shares.............................................................6
SECTION 2.03.  Surrender and Payment............................................................7
SECTION 2.04.  Stock Options....................................................................8
SECTION 2.05.  Employee Stock Purchase Plan.....................................................9
SECTION 2.06.  Adjustments.....................................................................10
SECTION 2.07.  Fractional Shares...............................................................10
SECTION 2.08.  Withholding Rights..............................................................10
SECTION 2.09.  Lost Certificates...............................................................11
SECTION 2.10.  Tax Consequences................................................................11

                                            ARTICLE 3
                                    THE SURVIVING CORPORATION

SECTION 3.01.  Articles of Incorporation.......................................................11
SECTION 3.02.  Bylaws..........................................................................11
SECTION 3.03.  Directors and Officers..........................................................11
SECTION 3.04.  Additional Actions..............................................................11

                                            ARTICLE 4
                          REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.  Corporate Existence and Power...................................................12
SECTION 4.02.  Corporate Authorization.........................................................12
SECTION 4.03.  Governmental Authorization......................................................13
SECTION 4.04.  Non-contravention...............................................................13
SECTION 4.05.  Capitalization..................................................................13
SECTION 4.06.  Subsidiaries....................................................................14
SECTION 4.07.  SEC Filings.....................................................................15
SECTION 4.08.  Financial Statements............................................................16
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         1  The Table of Contents is not a part of this Agreement.


                                                1

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                                                                                             PAGE
                                                                                             ----

SECTION 4.09.  Disclosure Documents............................................................16
SECTION 4.10.  Agreements, Contracts and Commitments...........................................16
SECTION 4.11.  Absence of Certain Changes......................................................18
SECTION 4.12.  No Undisclosed Material Liabilities.............................................20
SECTION 4.13.  Compliance with Laws and Court Orders...........................................20
SECTION 4.14.  Litigation......................................................................20
SECTION 4.15.  Finders' Fees...................................................................21
SECTION 4.16.  Opinion of Financial Advisor....................................................21
SECTION 4.17.  Taxes...........................................................................21
SECTION 4.18.  Employee Benefit Plans..........................................................23
SECTION 4.19.  Environmental Matters...........................................................25
SECTION 4.20.  Company Intellectual Property...................................................25
SECTION 4.21.  Tax Treatment...................................................................28
SECTION 4.22.  Antitakeover Statutes and Rights Agreement......................................28


                                            ARTICLE 5
                            REPRESENTATIONS AND WARRANTIES OF PARENT

SECTION 5.01.  Corporate Existence and Power...................................................28
SECTION 5.02.  Corporate Authorization.........................................................29
SECTION 5.03.  Governmental Authorization......................................................29
SECTION 5.04.  Non-contravention...............................................................29
SECTION 5.05.  Capitalization..................................................................30
SECTION 5.06.  Subsidiaries....................................................................30
SECTION 5.07.  SEC Filings.....................................................................31
SECTION 5.08.  Financial Statements............................................................32
SECTION 5.09.  Disclosure Documents............................................................32
SECTION 5.10.  Absence of Certain Changes......................................................33
SECTION 5.11.  Compliance with Laws and Court Orders...........................................34
SECTION 5.12.  Litigation......................................................................34
SECTION 5.13.  Finders' Fees...................................................................34
SECTION 5.14.  Opinion of Financial Advisor....................................................35
SECTION 5.15.  Tax Treatment...................................................................35
SECTION 5.16.  Ownership of Company Equity.....................................................35
SECTION 5.17.  No Undisclosed Material Liabilities.............................................35
SECTION 5.18.  Environmental Matters...........................................................35
SECTION 5.19.  Parent Intellectual Property....................................................36
SECTION 5.20.  Agreements, Contracts and Commitments...........................................37


                                                2


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                                                                                             PAGE
                                                                                             ----
                                            ARTICLE 6
                                    COVENANTS OF THE COMPANY

SECTION 6.01.  Conduct of the Company..........................................................39
SECTION 6.02.  Shareholder Meeting; Proxy Material.............................................40
SECTION 6.03.  No Solicitation.................................................................40
SECTION 6.04.  Required Consents...............................................................42


                                            ARTICLE 7
                                       COVENANTS OF PARENT

SECTION 7.01.  Conduct of Parent...............................................................43
SECTION 7.02.  Obligations of Merger Subsidiary................................................43
SECTION 7.03.  Director and Officer Liability..................................................43
SECTION 7.04.  Registration Statement; Stockholder Meeting; Proxy Material.....................44
SECTION 7.05.  Nasdaq Stock Market Listing.....................................................45
SECTION 7.06.  Board of Director Membership....................................................45
SECTION 7.07.  Employee Benefits...............................................................45


                                            ARTICLE 8
                               COVENANTS OF PARENT AND THE COMPANY

SECTION 8.01.  Reasonable Efforts..............................................................46
SECTION 8.02.  Certain Filings.................................................................46
SECTION 8.03.  Public Announcements............................................................46
SECTION 8.04.  Further Assurances..............................................................47
SECTION 8.05.  Access to Information...........................................................47
SECTION 8.06.  Notices of Certain Events.......................................................47
SECTION 8.07.  Confidentiality.................................................................48
SECTION 8.08.  Tax-free Reorganization; Purchase Accounting....................................49
SECTION 8.09.  Affiliates......................................................................49
SECTION 8.10.  401(k) Plan.....................................................................49
SECTION 8.11.  Section 16......................................................................49


                                            ARTICLE 9
                                    CONDITIONS TO THE MERGER

SECTION 9.01.  Conditions to Obligations of Each Party.........................................50
SECTION 9.02.  Conditions to the Obligations of Parent and Merger Subsidiary...................51
SECTION 9.03.  Conditions to the Obligations of the Company....................................51


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                                                                                             PAGE
                                                                                             ----
                                           ARTICLE 10
                                           TERMINATION

SECTION 10.01. Termination.....................................................................52
SECTION 10.02. Effect of Termination...........................................................53


                                          ARTICLE 11
                                         MISCELLANEOUS

SECTION 11.01. Notices.........................................................................54
SECTION 11.02. Survival of Representations and Warranties......................................55
SECTION 11.03. Amendments; No Waivers..........................................................55
SECTION 11.04. Expenses........................................................................55
SECTION 11.05. Successors and Assigns..........................................................57
SECTION 11.06. Governing Law...................................................................57
SECTION 11.07. WAIVER OF JURY TRIAL............................................................57
SECTION 11.08. Counterparts; Effectiveness.....................................................57
SECTION 11.09. Entire Agreement................................................................57
SECTION 11.10. Captions........................................................................57
SECTION 11.11. Severability....................................................................57
SECTION 11.12. Specific Performance............................................................58


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                                  AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER dated as of January 16, 2001 among
WebTrends Corporation, an Oregon corporation ("Company"), NetIQ Corporation, a
Delaware corporation ("Parent"), and North Acquisition Corporation, an Oregon corporation and a wholly-owned subsidiary of Parent ("Merger Subsidiary").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the Oregon Business Corporation Act ("Oregon Law"), Parent and Company will enter into a business combination transaction pursuant to which Merger Subsidiary will merge with and into Company (the "Merger").

         B. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, advisable and in the best interests of, Parent and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of Parent vote to approve the issuance of shares of Parent Stock (as defined below) to the shareholders of Company pursuant to the terms of the Merger.

         C. The Board of Directors of Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Company and fair to, advisable and in the best interests of, Company and its shareholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend the approval of this Agreement and the Merger by the shareholders of Company.

         D. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's and Company's willingness to enter into this Agreement, certain affiliates of Company shall enter into a Voting
Agreement in substantially the form attached hereto as Exhibit A (the "Voting
Agreement").

         E. Parent, Company and Merger Subsidiary desire to make certain representations and warranties and other agreements in connection with the Merger.

         F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368(a) of the Internal Revenue
Code of 1986, as amended.


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         NOW THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS

         SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

         "Acquisition Proposal" means, other than the transactions contemplated by this Agreement, any offer or proposal for, any indication of interest in, or any submission of inquiries from any Third Party relating to (A) any acquisition or purchase, direct or indirect, of 20% or more of the consolidated assets of Company and Company Subsidiaries or over 20% of any class of equity or voting securities of Company or any Company Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Company, (B) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in such Third Party's beneficially owning 20% or more of any class of equity or voting securities of Company or any Company Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Company or
(C) a merger, consolidation, share exchange, business combination, sale of substantially all the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving Company or any Company
Subsidiaries whose assets, individually or in the aggregate, constitute more than 20% of the consolidated assets of Company.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person.

         "Business Day" means a day, other than Saturday, Sunday or other day on which commercial banks in California are authorized or required by law to close.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Company Balance Sheet" means the consolidated balance sheets of Company as of December 31, 1999 and the footnotes thereto set forth in the Company 10-K .

         "Company Balance Sheet Date" means December 31, 1999.

         "Company Stock" means the common stock, no par value, of Company.


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         "Company 10-K" means Company's annual report on Form 10-K for the fiscal year ended December 31, 1999.

         "Delaware Law" means the General Corporation Law of the State of
Delaware.

         "Environmental Laws" means any federal, state, local or foreign law
(including, without limitation, any enforceable judicial or administrative interpretation thereof), treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement or any agreement with any governmental authority, relating to human health and safety, the environment or to pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials.

         "Environmental Permits" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating in any way to, the business of Company or any Company Subsidiary as currently conducted.

         "ERISA" means the Employee Retirement Income Security Act of 1974.

         "ERISA Affiliate" of any entity means any other entity that, together with such entity, would be treated as a single employer under Section 414 of the Code.

         "GAAP" means United States generally accepted accounting principles, consistently applied.

         "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of
1976, as amended.

         "Knowledge" of any Person that is not an individual means the knowledge of such Person's officers after reasonable inquiry.

         "Lien" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, encumbrance or other adverse claim of any kind in respect of such property or asset other than restrictions on transfer imposed by federal or state securities laws. For purposes of this Agreement, a Person shall be deemed to own subject to a Lien any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.

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         "Material Adverse Effect" means, with respect to any Person, a material adverse effect on the condition (financial or otherwise), business, assets or results of operations of such Person and its Subsidiaries, taken as a whole, it being understood that a decline in stock price shall not constitute, in and of itself, a Material Adverse Effect.

         "1933 Act" means the Securities Act of 1933.

         "1934 Act" means the Securities Exchange Act of 1934.

         "Officer" of any Person means any executive officer of such Person within the meaning of Rule 3b-7 under the 1934 Act.

         "Parent Balance Sheet" means the consolidated balance sheets of Parent as of June 30, 2000 and the footnotes therein set forth in the Parent 10-K.

         "Parent Balance Sheet Date" means June 30, 2000.

         "Parent Stock" means the common stock, $0.001 par value, of Parent.

         "Parent 10-K" means Parent's annual report on Form 10-K for the fiscal year ended June 30, 2000.

         "Person" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "SEC" means the Securities and Exchange Commission.

         "Shareholder" means a holder of record of Company common stock immediately prior to the Effective Time.

         "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at any time directly or indirectly owned by such Person.

         "Third Party" means any Person as defined in Section 13(d) of the 1934
Act, other than Parent or any of its Affiliates.

         Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

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         (b) Each of the following terms is defined in the Section set forth opposite such term:


Term                                                               Section
----                                                               -------
368 Reorganization........................................            4.21
Adjusted Option...........................................            2.04
Certificates..............................................            2.03
Closing...................................................            2.01
Closing Date..............................................            2.01
Company...................................................        Preamble
Company Employee..........................................            7.07
Company Intellectual Property.............................            4.20
Company Insider...........................................            8.11
Company Proxy Statement...................................            4.09
Company Registered Intellectual Property..................            4.20
Company SEC Documents.....................................            4.07
Company Securities........................................            4.05
Company Stockholder Meeting...............................            6.02
Company Stock Option......................................            2.04
Company Stock Option Plan.................................            2.04
Company Subsidiaries......................................            4.06
Company Subsidiaries Securities...........................            4.06
Confidentiality Agreement.................................            6.03
Effective Time............................................            2.01
Employee Plans............................................            4.18
End Date..................................................           10.01
Exchange Agent............................................            2.03
Fixed Exchange Ratio......................................            2.02
Indemnified Person........................................            7.03
Intellectual Property.....................................            4.20
Merger....................................................        Recitals
Merger Consideration......................................            2.02
Merger Subsidiary.........................................        Preamble
Multiemployer Plan........................................            4.18
Oregon Law................................................        Recitals
Parent....................................................        Preamble
Parent Benefit Plans......................................            7.07
Parent Intellectual Property..............................            5.19
Parent Proxy Statement....................................            5.09
Parent Registered Intellectual Property...................            5.19
Parent SEC Documents......................................            5.07
Parent Stockholder Meeting                                            7.04
Payment Event.............................................           11.04
Registration Statement....................................            5.09

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Term                                                               Section
----                                                               -------
Registered Intellectual Property..........................            4.20
Superior Proposal.........................................            6.03
Surviving Corporation.....................................            2.01
Taxes.....................................................            4.17
Taxing Authority..........................................            4.17
Voting Agreement..........................................        Recitals


                                   ARTICLE 2
                                   THE MERGER

         SECTION 2.01. The Merger. (a) At the Effective Time (as defined below), Merger Subsidiary shall be merged with and into Company in accordance with Oregon Law, whereupon the separate existence of Merger Subsidiary shall cease, and Company shall be the surviving corporation (the "Surviving
Corporation").

         (b) Subject to the provision of this Agreement, Company and Merger
Subsidiary will file the articles of merger with the Oregon Secretary of State and make all other filings or recordings required by Oregon Law in connection with the Merger as soon as practicable on or after the Closing Date (as herein defined). The Merger shall become effective at such time (the "Effective Time") as the articles of merger is duly filed with the Oregon Secretary of State (or at such later time as may be specified in the articles of merger). The closing of the Merger (the "Closing") shall take place at the office of Davis Polk &
Wardwell, 1600 El Camino Real, Menlo Park, California, at a time and date to be specified by the parties, which shall be no later than the second business date after the satisfaction or waiver of the conditions set forth in Article 9, or at such other time, date and location as the parties hereto agree in writing
(the "Closing Date").

         (c) At the Effective Time, the effect of the Merger shall be as provided in this Agreement and applicable provisions of Oregon Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective
Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of Company and Merger Subsidiary.

         SECTION 2.02.  Conversion of Shares.  At the Effective Time,

         (a) except as otherwise provided in Section 2.02(b), each share of Company Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive 0.48 shares of Parent Stock (the "Fixed
Exchange Ratio" and together with the cash in lieu of fractional shares of Parent Stock as specified below, the "Merger Consideration");

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         (b) each share of Company Stock held by Company as treasury stock or owned by Parent immediately prior to the Effective Time shall be canceled, and no payment shall be made with respect thereto; and

         (c) each share of common stock of Merger Subsidiary outstanding immediately prior to the Effective Time shall be converted into and become one share of common stock of the Surviving Corporation with the same rights, powers and privileges as the shares so converted and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

         SECTION 2.03. Surrender and Payment. (a) Prior to the Effective Time,
Parent shall appoint an agent (the "Exchange Agent") for the purpose of exchanging certificates representing shares of Company Stock (the
"Certificates") for the Merger Consideration. Parent will make available to the Exchange Agent, as needed, the Merger Consideration to be paid in respect of the shares of Company Stock and any dividends or distributions to which holder of Company Stock may be entitled pursuant to Section 2.03(f). Promptly after the Effective Time (and in any event no later than five Business Days after receipt by Parent of a complete list from Company of the names and addresses of its shareholders of record), Parent will send, or will cause the Exchange Agent to send, to each holder of shares of Company Stock at the Effective Time a letter of transmittal and instructions (which shall specify that the delivery shall be effected, and risk of loss and title shall pass, only upon proper delivery of the Certificates to the Exchange Agent) for use in such exchange.

         (b) Each holder of shares of Company Stock that have been converted into the right to receive the Merger Consideration will receive, upon surrender to the Exchange Agent of a Certificate, together with a properly completed and validly executed letter of transmittal in accordance with the instructions thereto, the Merger Consideration in respect of Company Stock represented by such Certificate. Until so surrendered, each such Certificate shall represent from and after the Effective Time for all corporate purposes, subject to
Section 2.03(f) as to the payment of dividends or other distributions, the ownership of the number of full shares of Parent Stock into which such shares of Company Stock shall have been so converted and the right to receive such Merger Consideration and any dividends or distributions payable pursuant to
Section 2.03(f).

         (c) If any portion of the Merger Consideration is to be issued to a Person other than the Person in whose name the Certificate is registered, it shall be a condition to such issuance that the Certificate so surrendered shall be properly endorsed and guaranteed or otherwise be in proper form for transfer and that the Person requesting such issuance shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the

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registered holder of such Certificate or establish to the satisfaction of the
Exchange Agent that such tax has been paid or is not payable.

         (d) After the Effective Time, there shall be no further registration of transfers of shares of Company Stock. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged for the Merger Consideration provided for, and in accordance with the procedures set forth, in this Article.

         (e) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.03(a) that remains unclaimed by the holders of shares of Company Stock six months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged them for the Merger Consideration in accordance with this Section prior to that time shall thereafter look only to Parent for payment of the Merger Consideration, and any dividends and distributions with respect thereto, in respect of such shares without any interest thereon. Notwithstanding the foregoing, Parent shall not be liable to any holder of shares of Company Stock for any amounts paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of shares of Company
Stock immediately prior to such time when the amounts would otherwise escheat to or become property of any governmental authority shall become, to the extent permitted by applicable law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto.

         (f) No dividends or other distributions with respect to securities of Parent constituting part of the Merger Consideration with a record date after the Effective Time, and no cash payment in lieu of fractional shares as provided in Section 2.07, shall be paid to the holder of any unsurrendered
Certificates until such Certificates are surrendered as provided in this Section. Following such surrender, there shall be paid, without interest, to the Person in whose name the securities of Parent have been registered, (i) at the time of such surrender, the amount of any cash payable in lieu of fractional shares to which such Person is entitled pursuant to Section 2.07 and the amount of all dividends or other distributions with a record date after the Effective Time previously paid or payable on the date of such surrender with respect to such securities, and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time and prior to surrender and with a payment date subsequent to surrender payable with respect to such securities.

         SECTION 2.04. Stock Options. (a) The terms of each outstanding option
(a "Company Stock Option") to purchase shares of Company Stock under any employee stock option or compensation plan or arrangement of the Company (a
"Company Stock Option Plan"), whether or not exercisable or vested, shall be adjusted as necessary to provide that, at the Effective Time, each Company
Stock

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Option outstanding immediately prior to the Effective Time shall be deemed to constitute an option to acquire, on the same terms and conditions as were applicable under such Company Stock Option, the same number of shares of Parent
Stock as the holder of such Company Stock Option would have been entitled to receive pursuant to the Merger had such holder exercised such Company Stock
Option in full immediately prior to the Effective Time, at a price per share of Parent Stock equal to (A) the aggregate exercise price for the shares of Company Stock otherwise purchasable pursuant to such Company Stock Option divided by (B) the aggregate number of shares of Parent Stock deemed purchasable pursuant to such Company Stock Option (each, as so adjusted, an "Adjusted Option"), provided that any fractional share of Parent Stock resulting from an aggregation of all the shares of a holder subject to Company
Stock Option shall be rounded down to the nearest whole share, and provided further that, for any Company Stock Option to which Section 421 of the Code applies by reason of its qualification under any of Sections 422 through 424 of the Code, the option price, the number of shares purchasable pursuant to such option and the terms and conditions of exercise of such option shall be determined in order to comply with Section 424 of the Code.

         (b) Prior to the Effective Time, Company shall take any actions that are necessary to give effect to the transactions contemplated by this Section
2.04.

         (c) Parent shall take such actions as are necessary for the assumption of the Company Stock Options pursuant to this Section 2.04, including the reservation, issuance and listing of Parent Stock as is necessary to effectuate the transactions contemplated by this Section 2.04. Parent shall prepare and file with the SEC a registration statement on an appropriate form, or a post-effective amendment to a registration statement previously filed under the 1933 Act, with respect to the shares of Parent Stock subject to the Adjusted
Option and, where applicable, shall have such registration statement declared effective as soon as is reasonably practicable following the Effective Time and maintain the effectiveness of such registration statement covering such Adjusted Option (and to maintain the current status of the prospectus contained therein) for so long as such Adjusted Option remains outstanding.

         SECTION 2.05. Employee Stock Purchase Plan. Prior to the Effective
Time, outstanding purchase rights under the Company ESPP shall be exercised in accordance with Section 21.3 of the 1999 Employee Stock Purchase Plan (the
"Company ESPP") and each share of Company Common Stock purchased pursuant to such exercise shall by virtue of the Merger, and without any action on the part of the holder thereof, be converted into the right to receive the Merger
Consideration with respect to the number of shares of Company Common Stock that were issuable upon exercise of such purchase rights under the Company ESPP immediately prior to the Effective Time and any dividends or distributions to which such holder may be entitled pursuant to Section 2.03(f) without issuance

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


of certificates representing issued and outstanding shares of Company Common
Stock to Company ESPP participants. Parent agrees that as soon as practicable after the Effective Time it shall cause certificates representing shares of Parent Stock, together with any cash portion of the Merger Consideration and such dividends or distributions required by Section 2.03(f), to be delivered to such holders in satisfaction of such holders rights under this Section 2.05 with no further action required by such holders. Company agrees that it shall terminate the Company ESPP immediately following the aforesaid purchase of shares of Company Common Stock thereunder. Parent further agrees that it shall use its best efforts to ensure that all Company employees or Parent employees who were Company employees immediately prior to the Effective Time shall be eligible to participate in the Parent 1999 Employee Stock Purchase Plan as of the first offering period thereunder following the Effective Time.

         SECTION 2.06. Adjustments. The Fixed Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into or exercisable or exchangeable for Parent Common Stock or Company Common Stock), extraordinary cash dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Stock occurring or having a record date on or after the date hereof and prior to the Effective Time.

         SECTION 2.07. Fractional Shares. No fractional shares of Parent Stock shall be issued in the Merger. All fractional shares of Parent Stock that a holder of shares of Company Stock would otherwise be entitled to receive as a result of the Merger shall be aggregated and if a fractional share results from such aggregation, such holder shall be entitled to receive, in lieu thereof, an amount in cash (rounded to the nearest whole cent) without interest determined by multiplying the average closing sale price of a share of Parent Stock on the Nasdaq National Market on the five (5) trading day immediately preceding the Effective Time by the fraction of a share of Parent Stock to which such holder would otherwise have been entitled.

         SECTION 2.08. Withholding Rights. Each of the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Article such amounts as it is required to deduct and withhold with respect to the making of such payment under any provision of federal, state, local or foreign tax law. If the Surviving Corporation or Parent, as the case may be, so withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Stock or Company Stock Option, as the case may be, in respect of which the Surviving Corporation or Parent, as the case may be, made such deduction and withholding.

                                       10



         SECTION 2.09. Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue, in exchange for such lost, stolen or destroyed Certificate, the Merger Consideration and any dividends or distributions pursuant to Section 2.03(f) to be paid in respect of the shares of Company Stock represented by such Certificate, as contemplated by this Article.

         SECTION 2.10. Tax Consequences. It is intended that the Merger shall constitute a "reorganization" within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of the Code.


                                   ARTICLE 3
                           THE SURVIVING CORPORATION

         SECTION 3.01. Articles of Incorporation. At the Effective Time, (i) the Third Restated Articles of Incorporation of the Surviving Corporation as in effect immediately prior to the Effective Time shall be amended so as to contain the provisions, and only the provisions, contained immediately prior thereto in the Articles of Incorporation of Merger Subsidiary, except for
Article I thereof which shall continue to read "The name of the corporation is WebTrends Corporation".

         SECTION 3.02. Bylaws. The bylaws of Merger Subsidiary in effect at the Effective Time shall be the bylaws of the Surviving Corporation until amended in accordance with applicable law.

         SECTION 3.03. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, (i) the directors of Merger Subsidiary at the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of Merger Subsidiary at the Effective Time shall be the officers of the Surviving Corporation.

         SECTION 3.04. Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary or desirable to (a) vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of Company, or (b) otherwise carry out the provisions of this Agreement, the officers and directors of the Surviving Corporation are authorized to take, and will take, any and all such lawful actions.


                                   ARTICLE 4
                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Company represents and warrants to Parent, subject to such exceptions as are specifically disclosed in the disclosure letter supplied by Company to Parent dated as of the date hereof, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties that:

         SECTION 4.01. Corporate Existence and Power. Company is a corporation duly incorporated and validly existing under the laws of the State of Oregon and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Company. Company is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Company. Company has heretofore delivered to Parent true and complete copies of the articles of incorporation and bylaws of Company as currently in effect and no amendments have been made to such documents since the date of such delivery.

         SECTION 4.02. Corporate Authorization. (a) The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby are within Company's corporate powers and, except for the required approval of Company's shareholders in connection with the consummation of the Merger, have been duly authorized by all necessary corporate action on the part of Company. The affirmative vote of the holders of at least a majority of the outstanding shares of Company Stock is the only vote of the holders of any of Company's capital stock necessary in connection with the consummation of the Merger. Assuming the due authorization, execution and delivery of this Agreement by Parent and, if applicable, Merger Subsidiary, this Agreement constitute valid and binding agreements of Company, enforceable against the Company in accordance with its terms.

          (b) At a meeting duly called and held, Company's Board of Directors has (i) unanimously determined that this Agreement and the transactions contemplated hereby are fair to and in the best interests of Company's shareholders, (ii) unanimously approved and adopted this Agreement and the transactions contemplated hereby and (iii) unanimously resolved (subject to Section 6.03(b)) to recommend approval and adoption of this Agreement by its shareholders.

         SECTION 4.03. Governmental Authorization. The execution, delivery and performance by Company of this Agreement and the consummation by Company of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of the articles of merger with respect to the Merger with the Oregon Secretary of State and appropriate documents with the relevant authorities of other states in which Company is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act, and any other applicable securities laws, whether state or foreign, (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Company or the Surviving Corporation or materially to impair the ability of Company to consummate the transactions contemplated by this Agreement.

         SECTION 4.04. Non-contravention. The execution and delivery by Company of this Agreement do not and the performance of this Agreement by the Company will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or bylaws of Company, (ii) assuming compliance with the matters referred to in Section 4.03, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order, or decree, (iii) require any consent or other action by any Person under, constitute a default, or an event that, with or without notice or lapse of time or both, would constitute a default, under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Company or Company Subsidiaries are entitled under any provision of any agreement or other instrument binding upon Company or Company Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Company and Company Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of Company or Company Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii).

         SECTION 4.05. Capitalization. (a) The authorized capital stock of Company consists of 300,000,000 shares of Common Stock, no par value per share of which there were 26,425,505 shares issued and outstanding as of

December 31, 2000, and 15,000,000 shares of Preferred Stock, no par value per share of which no shares are issued or outstanding. As of December 31, 2000 5,788,384 shares were reserved for issuance under the Company Stock Option Plans, of which 1,421,356 shares were issued and outstanding pursuant to exercised options, 4,783,059 shares were subject to outstanding options (of which options to purchase 555,401 shares were exercisable) and 1,076,709 shares were available for future grant. As of December 31, 2000, there were reserved for issuance under the Company ESPP 1,465,000 shares of Common Stock, of which 61,540 shares were issued pursuant to exercised options, and 1,403,460 shares were available for future issuance. All outstanding shares of capital stock of Company have been, and all shares that may be issued pursuant to the 1997 Stock Incentive Compensation Plan, the Amended and Restated 1998 Stock Incentive Plan and the 1999 Employee Stock Purchase Plan, as amended, will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable. No outstanding shares of Company Common Stock are subject to lapsing rights of repurchase, vesting or similar provisions. Other than vesting of stock options over time based on continuing service with Company, there are no securities of Company that shall become vested or exercisable based on performance or other contingencies. No Company Subsidiary owns any shares of Company Stock.

          (b) Except as set forth in this Section 4.05 and for changes since December 31, 2000 resulting from the exercise of employee stock options outstanding on such date, or issuances under the Company ESPP, there are no outstanding (i) shares of capital stock or voting securities of Company, (ii) securities of Company convertible into or exchangeable for shares of capital stock or voting securities of Company or (iii) options or other rights to acquire from Company, or other obligation of Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Company (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any of Company Securities.

         SECTION 4.06. Subsidiaries. (a) Schedule 4.06 lists all Subsidiaries of Company and their jurisdictions of incorporation ("Company Subsidiaries"). Company Subsidiaries are duly incorporated, validly existing and in good standing under the laws of their jurisdictions of incorporation, have all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on their respective businesses as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually and in the aggregate, a Material Adverse Effect on Company. Company Subsidiaries are duly qualified to do business as foreign corporations and are in good standing as foreign corporations in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Company.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, Company Subsidiaries, is owned by Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Company or Company Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in Company Subsidiaries or (ii) options or other rights to acquire from Company or Company Subsidiaries, or other obligation of Company or Company Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, Company Subsidiaries (the items in clauses (i) and (ii) being referred to collectively as the "Company Subsidiaries Securities"). There are no outstanding obligations of Company or Company Subsidiaries to repurchase, redeem or otherwise acquire any of Company Subsidiaries Securities.

         SECTION 4.07. SEC Filings. (a) Company has timely filed all forms, reports, schedules, statements and other documents required to be filed by it since February 18, 1999 under the 1933 Act or 1934 Act (the "Company SEC Documents"). Company has made available to Parent true and complete copies of Company SEC Documents.

          (b) As of its filing date, each Company SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be.

          (c) As of its filing date (or, if amended or superceded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) The Company Subsidiaries are not required to file any forms, reports or other documents with the SEC.

         SECTION 4.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Company included in the Company SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in conformity with GAAP (except as may be indicated in the notes thereto), and (iii) fairly present the consolidated financial position of the Company and its consolidated Company Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 4.09. Disclosure Documents. (a) The proxy or information statement of Company to be filed with the SEC in connection with the Merger (the "Company Proxy Statement") and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the 1934 Act. At the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of Company, and at the time such shareholders vote on adoption of this Agreement, the Company Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 4.09(a) will not apply to statements or omissions included in the Company Proxy Statement based upon information furnished to Company by Parent or Merger Subsidiary specifically for use therein.

          (b) None of the information provided by Company for inclusion in the Registration Statement or any amendment or supplement thereto or in the Parent Proxy Statement, at the time the Registration Statement or any amendment or supplement becomes effective or at the time the Parent Proxy Statement is first mailed to Parent's stockholders, and at the time such stockholders vote upon the issuance of shares of Parent Stock in connection with the Merger and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

         SECTION 4.10. Agreements, Contracts and Commitments. Neither Company nor any Company Subsidiary is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or director or higher level employee or member of Company's Board of Directors, other than those that are terminable by Company or any Company Subsidiary on no more than thirty (30) days' notice without liability or financial obligation to Company.

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement of indemnification or any guaranty other than (i) any agreement of indemnification entered into in connection with the sale or license of software products in the ordinary course of business, or (ii) any indemnification obligation of the Company or any Company Subsidiary to its officers or directors;

          (d) any agreement, contract or commitment containing any covenant limiting in any respect the right of Company or any Company Subsidiary to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Company or any Company Subsidiary after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Company has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Company Subsidiaries;

          (f) any dealer, distributor, joint marketing or development agreement currently in force under which Company or any Company Subsidiary has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety (90) days or less and, in the case of dealer, distributor or joint marketing agreements, which involve payments by or to the Company of $500,000 or more, or any material agreement pursuant to which Company or any Company Subsidiary has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Company or Company Subsidiaries;

          (g) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology other than source code escrow agreements or other similar arrangements entered into in the normal course of business;

          (h) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Company product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Company products, including any parts or components thereof, service or technology except agreements with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Parent;

          (i) any material mortgages, indentures, guarantees, loans or credit agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (j) any settlement agreement entered into prior to the date of this Agreement; or

          (k) any other agreement, contract or commitment that includes receipts or expenditures of $1,000,000 or more individually.

         Neither Company nor any Company Subsidiaries, nor to Company's knowledge any other party to a Company Contract (as defined below), is in breach, violation or default under, and neither Company nor any Company Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Company or any Company Subsidiary is a party or by which it is bound that are required to be disclosed as exceptions to this Section 4.10 (any such agreement, contract or commitment, a "Company Contract") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate.)

         Each Company Contract: (i) is valid and binding on the Company or its Subsidiaries, as the case may be and, to the knowledge of the Company, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. To the knowledge of the Company, no other party to any Company Contract is in material breach thereof or material default thereunder.

         SECTION 4.11. Absence of Certain Changes. Since September 30, 2000, the business of Company and Company Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company;

          (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Company or Company

Subsidiaries, or any repurchase, redemption or other acquisition by Company or any Company Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, Company or Company Subsidiaries;

          (c) any amendment of any material term of any outstanding security of Company or Company Subsidiaries;

          (d) any incurrence, assumption or guarantee by Company or Company Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

          (e) any creation or other incurrence by Company or Company Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

          (f) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions to or investments in any Company Subsidiaries in the ordinary course of business consistent with past practices;

          (g) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Company or Company Subsidiaries;

          (h) any transaction or commitment made, or any contract or agreement entered into, by Company or Company Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Company or Company Subsidiaries of any contract or other right, in either case, material to Company and Company Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement;

          (i) any change in any method of accounting, method of tax accounting or accounting principles or practice by Company or Company Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S-X under the 1934 Act;

          (j) any (i) grant of any severance or termination pay to (or amendment to any existing arrangement with) any director, officer or employee of Company or Company Subsidiaries, (ii) increase in benefits payable under any existing severance or termination pay policies or employment agreements, (iii) entering into any employment, deferred compensation or other similar agreement (or any amendment to any such existing agreement) with any director, officer or employee of Company or Company Subsidiaries, (iv) establishment, adoption or amendment (except as required by applicable law) of any collective bargaining, bonus, profit-sharing, thrift, pension, retirement, deferred compensation, compensation, stock option, restricted stock or other benefit plan or arrangement covering any director, officer or employee of Company or any Company Subsidiary or (v) increase in compensation, bonus or other benefits payable to any director, officer or employee of Company or Company Subsidiaries, other than in the ordinary course of business consistent with past practice;

          (k) any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered; or

          (l) any revaluation by Company or Company Subsidiaries of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

         SECTION 4.12. No Undisclosed Material Liabilities. There are no liabilities or obligations of Company or any Company Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP, other than:

          (a) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents filed prior to the date hereof, and

          (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Company Balance Sheet Date that are immaterial in the aggregate.

         SECTION 4.13. Compliance with Laws and Court Orders. Company and Company Subsidiaries are and have been in compliance with, and to the knowledge of Company, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company.

         SECTION 4.14. Litigation. Except as set forth in Company SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or to the knowledge of the Company any basis therefor) pending against, or, to the knowledge of Company, threatened against, Company, Company Subsidiaries, any present or former officer, director or employee of Company or Company Subsidiaries or any Person for whom Company or Company Subsidiaries may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

         SECTION 4.15. Finders' Fees. Except for Dain Rauscher Wessels, a copy of whose engagement agreement dated January 8, 2001 has been provided to Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Company or Company Subsidiaries who might be entitled to any fee or commission from Company or any of its Affiliates in connection with the transactions contemplated by this Agreement.

         SECTION 4.16. Opinion of Financial Advisor. Company has received the opinion of Dain Rauscher Wessels, financial advisor to Company, to the effect that, as of the date of this Agreement, the Merger Consideration is fair to Company's shareholders from a financial point of view.

         SECTION 4.17. Taxes. (a) All material Tax Returns required by applicable law to be filed with any Taxing Authority by, or on behalf of, Company or Company Subsidiaries have been filed when due in accordance with all applicable laws, and all such material Tax Returns were (at the time they were filed), or will be at the time of filing, true and complete in all material respects.

          (b) Company and Company Subsidiaries has paid (or has had paid on its behalf) or has withheld and remitted to the appropriate Taxing Authority all material Taxes due and payable prior to the date hereof, or, where payment is not yet due, has established (or has had established on its behalf and for its sole benefit and recourse) in accordance with GAAP an adequate accrual for all material Taxes through the end of the last period for which Company and Company Subsidiaries ordinarily record items on their respective books.

          (c) There is no claim, audit, action, suit, proceeding or investigation, or any basis therefore, now pending or, to the knowledge of Company, threatened against or with respect to Company or Company Subsidiaries in respect of any Tax or Tax asset.

          (d) Schedule 4.17(d) contains a list of all jurisdictions in which Company or Company Subsidiaries currently files Tax Returns.

          (e) Company and Company Subsidiaries as of the Effective Time will have withheld with respect to its employees all Taxes required to be withheld from such employees' salaries, wages and other compensation, except such Taxes which are not material to Company.

          (f) Neither Company nor Company Subsidiaries have executed any unexpired waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

          (g) No material adjustments relating to any Tax Returns filed by Company or Company Subsidiaries has been proposed in writing formally or informally by any Taxing Authority to Company or Company Subsidiaries or any representative thereof.

          (h) There is no contract, agreement, plan or arrangement to which Company or any Company Subsidiary is a party as of the date of this Agreement, including but not limited to the provisions of this Agreement, concerning any employee or former employee of Company or Company Subsidiaries that, individually or collectively, would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Sections 280G, 404 or 162(m) of the Code. There is no contract, agreement, plan or arrangements to which Company is a party or by which it is bound to compensate any individual for excise taxes paid pursuant to Section 4999 of the Code.

          (i) Neither Company nor Company Subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Company or Company Subsidiaries.

          (j) "Tax" means (i) any tax, governmental fee or other like assessment or charge of any kind whatsoever (including, but not limited to, withholding on amounts paid to or by any Person), together with any interest, penalty, addition to tax or additional similar amount imposed by any governmental authority (a "Taxing Authority") responsible for the imposition of any such tax (domestic or foreign), and any liability for any of the foregoing as transferee, (ii) in the case of Company or Company Subsidiaries, liability for the payment of any amount of the type described in clause (i) as a result of being or having been before the Closing Date a member of an affiliated, consolidated, combined or unitary group, or a party to any agreement or arrangement, as a result of which liability of Company or Company Subsidiaries to a Taxing Authority is determined or taken into account with reference to the activities of any other Person, and (iii) liability of Company or Company Subsidiaries for the payment of any amount as a result of being party to any Tax sharing agreement or with respect to the payment of any amount imposed on any person of the type described in (i) or (ii) as a result of any existing express or implied agreement or arrangement (including, but not limited to, an indemnification agreement or arrangement). "Tax Return" shall mean any report, return, document, declaration or other information or filing required to be supplied to any Taxing Authority with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

         SECTION 4.18. Employee Benefit Plans. (a) Schedule 4.18 contains a correct and complete list identifying each material "employee benefit plan", as defined in Section 3(3) of ERISA, each employment, severance or similar contract, plan, arrangement or policy and each other plan or arrangement (written or oral) providing for compensation, bonuses, profit-sharing, stock option or other stock related rights or other forms of incentive or deferred compensation, vacation benefits, insurance (including any self-insured arrangements), health or medical benefits, employee assistance program, disability or sick leave benefits, workers' compensation, supplemental unemployment benefits, severance benefits and post- employment or retirement benefits (including compensation, pension, health, medical or life insurance benefits) which is maintained, administered or contributed to by Company or any ERISA Affiliate and covers any employee or former employee of Company or any Company Subsidiary, or with respect to which Company or any Company Subsidiary has any liability. Copies of such plans (and, if applicable, related trust or funding agreements or insurance policies) and all amendments thereto and written interpretations thereof have been furnished to Parent together with the most recent annual report (Form 5500 including, if applicable, Schedule B thereto) and tax return (Form 990) prepared in connection with any such plan or trust. Such plans are referred to collectively herein as the "Employee Plans".

          (b) Neither Company nor any ERISA Affiliate nor any predecessor thereof sponsors, maintains or contributes to, or has in the past six years sponsored, maintained or contributed to, any employee plan subject to Title IV of ERISA.

          (c) Neither Company nor any ERISA Affiliate nor any predecessor thereof contributes to, or has in the past six years contributed to, any multiemployer plan, as defined in Section 3(37) of ERISA (a "Multiemployer Plan").

          (d) Each Employee Plan which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination letter, or has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service, and Company is not aware of any reason why any such determination letter should be revoked. Company has made available to Parent copies of the most recent Internal Revenue Service determination letters with respect to each such Employee Plan. Each Employee Plan has been maintained in material compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations, including but not limited to ERISA and the Code, which are applicable to such Employee Plan. No material events have occurred with respect to any Employee Plan that could result in payment or assessment by or against Company of any material excise taxes under Sections 4972, 4975, 4976, 4977, 4979, 4980B, 4980D, 4980E or 5000 of the Code.

          (e) The consummation of the transactions contemplated by this Agreement will not (either alone or together with any other event) entitle any Director, Officer, employee, agent, representative, or independent contractor of Company or any Company Subsidiary to severance pay, any bonus, retirement, job security or similar benefit or accelerate the time of payment or vesting or trigger any payment of funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any Employee Plan.

          (f) Neither Company nor Company Subsidiaries has any liability in respect of post-retirement health, medical or life insurance benefits for retired, former or current employees of Company or Company Subsidiaries except as required to avoid excise tax under Section 4980B of the Code.

          (g) There has been no amendment to, written interpretation or announcement (whether or not written) by Company or any of its Affiliates relating to, or change in employee participation or coverage under, an Employee Plan which would increase materially the expense of maintaining such Employee Plan above the level of the expense incurred in respect thereof for the fiscal year ended December 31, 1999.

          (h) Neither Company nor Company Subsidiaries is a party to or subject to, or is currently negotiating in connection with entering into, any collective bargaining agreement or other contract or understanding with a labor union or organization.

          (i) All contributions and payments accrued under each Employee Plan, determined in accordance with prior funding and accrual practices, as adjusted to include proportional accruals for the period ending as of the date hereof, have been discharged and paid on or prior to the date hereof except to the extent reflected as a liability on the Balance Sheet.

         (j) There is no action, suit, investigation, audit or proceeding pending against or involving or, to the knowledge of Company, threatened against or involving, any Employee Plan before any court or arbitrator or any state, federal or local governmental body, agency or official.

         SECTION 4.19. Environmental Matters. (a) Except as set forth in Company SEC Documents prior to the date hereof and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Company:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or, to the knowledge of Company, any basis therefor) is pending or, to the knowledge of Company, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

          (ii) Company is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of or relating to Company or Company Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Company has knowledge in relation to the current or prior business of Company or Company Subsidiaries or any property or facility now or previously leased by Company or Company Subsidiaries that has not been delivered to Parent at least five days prior to the date hereof.

          (c) For purposes of this Section 4.19, the terms "Company" and "Subsidiary" shall include any entity that is, in whole or in part, a predecessor of Company or Company Subsidiaries.

         SECTION 4.20. Company Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "Intellectual Property" shall mean any or all of the following and all rights in, arising, out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof; (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world;
(v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world;
(vi) all databases and data collections and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world, and (viii) any similar or equivalent rights to any of the foregoing anywhere in the world.

         "Company Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Company or Company Subsidiaries.

         "Registered Intellectual Property" means all United States, international and foreign: (i) patents and patent applications (including provisional applications); (ii) registered trademarks, applications to register trademarks, intent-to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; and (iv) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any state, government or other public legal authority.

         "Company Registered Intellectual Property" means all of the Registered Intellectual Property owned by, or filed in the name of, Company or Company Subsidiaries.

          (a) Section 4.20 of Company Schedules is a complete and accurate list of all Company Registered Intellectual Property and specifies, where applicable, the jurisdictions in which each such item of Company Registered Intellectual Property has been issued or registered.

          (b) No Company Intellectual Property or product or service of Company or Company Subsidiaries is subject to any proceeding or outstanding decree, order, judgment, contract, license, agreement, or stipulation restricting in any manner the use, transfer, or licensing thereof by Company or Company Subsidiaries, or which may affect the validity, use or enforceability of such Company Intellectual Property.

          (c) Company owns and has good and exclusive title to, or has license to use (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each item of Company Intellectual Property or other Intellectual Property used by Company or Company Subsidiaries free and clear of any lien or encumbrance (excluding licenses and related restrictions); and

Company or Company Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Company and Company Subsidiaries, including the sale of any products or the provision of any services by Company and Company Subsidiaries.

          (d) Company or Company Subsidiaries owns exclusively, and has good title to, all copyrighted works that are Company or Company Subsidiaries products or which Company or Company Subsidiaries otherwise expressly purports to own.

          (e) To the extent that any Intellectual Property has been developed or created by a third party for Company or Company Subsidiaries, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or
(ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual Property in such work, material or invention by operation of law or by valid assignment, to the fullest extent it is legally possible to do so.

          (f) Neither Company nor Company Subsidiary has transferred ownership of, or granted any exclusive license with respect to, any Intellectual Property that is or was material Company Intellectual Property, to any third party.

          (g) The operation of the business of Company and Company Subsidiaries as such business currently is conducted, including Company's and Company Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Company and Company Subsidiaries (including products, currently under development) has not, does not and, to the knowledge of Company, will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (h) Neither Company nor Company Subsidiaries has received notice from any third party that the operation of the business of Company or Company Subsidiaries or any act, product or service of Company or Company Subsidiaries, may infringe or misappropriate the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (i) To the knowledge of Company, no person has or is infringing or misappropriating any Company Intellectual Property.

          (j) Company and Company Subsidiaries have taken reasonable steps to protect Company's and Company Subsidiaries' rights in Company's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Company or Company

Subsidiaries, and, without limiting the foregoing, each of Company and Company Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Parent and all current and former employees and contractors of Company and Company Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to have a Material Adverse Effect on Company.

         SECTION 4.21. Tax Treatment. Neither Company nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a reorganization within the meaning of Section 368 of the Code (a "368 Reorganization").

         SECTION 4.22. Antitakeover Statutes and Rights Agreement. Company has taken all action necessary to exempt the Merger, this Agreement and the transactions contemplated hereby from Sections 60.801 through 60.816 of Oregon Law, and, accordingly, neither such Section nor any other antitakeover or similar statute or regulation applies or purports to apply to any such transactions.


                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF PARENT

         Parent represents and warrants to Company subject to the exceptions specifically in the disclosure letter supplied by Parent to Company dated as of the date hereof, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Parent contained in the section of this Agreement corresponding by number to such disclosure and the other representations and warranties herein to the extent such disclosure shall reasonably appear to be applicable to such other representations or warranties that:

         SECTION 5.01. Corporate Existence and Power. Each of Parent and Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent is duly qualified to do business as a foreign corporation and is in good standing as a foreign corporation in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent has heretofore delivered to Company true and complete copies of the certificate of incorporation and bylaws of Parent as currently in effect and no amendments have been made to such documents since the date of such delivery. Since the date of its incorporation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement.

         SECTION 5.02. Corporate Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby are within the corporate powers of Parent and Merger Subsidiary and have been duly authorized by all necessary corporate action. Assuming due authorization, execution and delivery of this Agreement by Company, this Agreement constitutes a valid and binding agreement of each of Parent and Merger Subsidiary, enforceable against each of Parent and Merger Subsidiary in accordance with its terms.

         SECTION 5.03. Governmental Authorization. The execution, delivery and performance by Parent and Merger Subsidiary of this Agreement and the consummation by Parent and Merger Subsidiary of the transactions contemplated hereby require no action by or in respect of, or filing with, any governmental body, agency, official or authority, domestic, foreign or supranational, other than (i) the filing of the articles of merger with respect to the Merger with the Oregon Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (ii) compliance with any applicable requirements of the HSR Act, (iii) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other securities laws, whether state or foreign, and (iv) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent to consummate the transactions contemplated by this Agreement.

         SECTION 5.04. Non-contravention. The execution and delivery by Parent and Merger Subsidiary of this Agreement and the performance of this Agreement by Parent and Merger Subsidiary will not (i) contravene, conflict with, or result in any violation or breach of any provision of the certificate of incorporation or bylaws of Parent or Merger Subsidiary, (ii) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with or result in a violation or breach of any provision of any law, rule, statute, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon Parent or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Parent and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of

Parent or any of its Subsidiaries, except for such contraventions, conflicts and violations referred to in clause (ii) and for such failures to obtain any such consent or other action, defaults, terminations, cancellations, accelerations, changes, losses or Liens referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or materially to impair the ability of Parent and Merger Subsidiary to consummate the transactions contemplated by this Agreement.

         SECTION 5.05. Capitalization. (a) The authorized capital stock of Parent consists of 100,000,000 shares of Common Stock, par value $.001 per share and 5,000,000 shares of Preferred Stock par value $.001 per share. As of December 31, 2000, there were outstanding 39,584,175 shares of Common Stock, no outstanding shares of Preferred Stock, stock options to purchase an aggregate of 6,898,014 shares of Parent Common Stock and 2,350,000 shares of Common Stock reserved for issuance under Parent's employee stock purchase plans. All outstanding shares of capital stock of Parent have been, and all shares that may be issued pursuant to Parent stock options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable.

          (b) Except as set forth in this Section 5.05 and for changes since December 31, 2000 resulting from the exercise of stock options, issuances under Parent's employee stock purchase plan or the grant of stock based compensation to directors or employees or from the issuance of stock in connection with a merger or other acquisition or business combination determined by Parent's Board of Directors to be in the best interests of Parent and its stockholders, there are no other outstanding (i) shares of capital stock or voting securities of Parent, (ii) securities of Parent convertible into or exchangeable for shares of capital stock or voting securities of Parent or (iii) options or other rights to acquire from Parent or other obligation of Parent to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of Parent. There are no outstanding obligations of Parent or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the securities referred to in clause (i), (ii) or
(iii) above.

          (c) The shares of Parent Stock to be issued as part of the Merger Consideration have been duly authorized and, when issued and delivered in accordance with the terms of this Agreement, will have been validly issued and will be fully paid and nonassessable and the issuance thereof is not subject to any preemptive or other similar right.

         SECTION 5.06. Subsidiaries. (a) Schedule 5.06 lists all subsidiaries of Parent and their jurisdictions of incorporation as of the date hereof ("Parent Subsidiaries"). Parent Subsidiaries are duly incorporated, validly existing and in good standing under the laws of their jurisdictions of incorporation, have all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on their respective businesses as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not have, individually or in the aggregate, a Material Adverse Effect on Parent. Parent Subsidiaries are duly qualified to do business as foreign corporations in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not have, individually or in the aggregate, a Material Adverse Effect on Parent.

          (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, Parent Subsidiaries, is owned by Parent, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). There are no outstanding (i) securities of Parent or Parent Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in Parent Subsidiaries or (ii) options or other rights to acquire from Parent or Parent Subsidiaries, or other obligation of Parent or Parent Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, Parent Subsidiaries (the items in clauses
(i) and (ii) being referred to collectively as the "Parent Subsidiaries Securities"). There are no outstanding obligations of Parent or Parent Subsidiaries to repurchase, redeem or otherwise acquire any of Parent Subsidiaries Securities.

         SECTION 5.07. SEC Filings. (a) Parent has timely filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it since July 29, 1999 under the 1933 Act and 1934 Act (the Documents referred to in this Section 5.06(a), collectively, the "Parent SEC Documents"). Parent has made available to Company true and complete copies of the Parent SEC Documents.

          (b) As of its filing date or, if amended or superseded by a filing prior to the date hereof, on the date of such filing, each Parent SEC Document complied as to form in all material respects with the applicable requirements of the 1933 Act and 1934 Act, as the case may be.

          (c) As of its filing date, each Parent SEC Document filed pursuant to the 1934 Act did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (d) Each Parent SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (e) Other than as included within the Parent SEC Documents, the Parent Subsidiaries are not required to file any forms, reports or other documents with the SEC.

         SECTION 5.08. Financial Statements. The audited consolidated financial statements and unaudited consolidated interim financial statements of Parent included in the Parent SEC Documents (i) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (ii) were prepared in conformity with GAAP (except as may be indicated in the notes thereto), and (iii) fairly present the consolidated financial position of Parent and its consolidated Parent Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end adjustments in the case of any unaudited interim financial statements).

         SECTION 5.09. Disclosure Documents. (a) None of the information provided by Parent for inclusion in the Company Proxy Statement or any amendment or supplement thereto, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of Company and at the time the shareholders vote on adoption of this Agreement and at the Effective Time, will contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

          (b) The Registration Statement of Parent to be filed with the SEC with respect to the offering of Parent Stock in connection with the Merger (the "Registration Statement") and any amendments or supplements thereto and the proxy statement to be mailed to Parent's shareholders (the "Parent Proxy Statement"), when filed, will comply as to form in all material respects with the requirements of the 1933 Act and the 1934 Act. At the time the Registration Statement or any amendment or supplement thereto becomes effective and at the Effective Time, at the time the Parent Proxy Statement is first mailed to Parent's stockholders, at the time such stockholders vote upon the issuance of shares of Parent Stock in connection with the Merger and at the Effective Time, the Registration Statement, as amended or supplemented and the Parent Proxy Statement, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The representations and warranties contained in this Section 5.09 will not apply to statements or omissions in the Registration Statement or any amendment or supplement thereto or in the Parent Proxy

Statement based upon information furnished to Parent or Merger Subsidiary by Company in writing specifically for use therein.

         SECTION 5.10. Absence of Certain Changes. Since the September 30, 2000 and except as disclosed in the Parent SEC Documents, the business of Parent and its Subsidiaries has been conducted in the ordinary course consistent with past practice and there has not been:

          (a) any event, occurrence, development or state of circumstances or facts that has had or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent;

          (b) any change in any method of accounting, method of tax accounting or accounting principles or practice by Parent or its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP or Regulation S- X under the 1934 Act;

         (c) any revaluation by Parent or its Subsidiaries of any of its assets, including without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business;

         (d) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of Parent, or any repurchase, redemption or other acquisition by Parent or any Parent Subsidiaries of any outstanding shares of capital stock or other securities of Parent, other than any actions for which the Fixed Exchange Ratio would be adjusted pursuant to Section 2.06 hereof or any dividend of rights to acquire securities of Parent that will also be delivered to Company Stockholders as part of the Merger Consideration;

         (e) any incurrence, assumption or guarantee by Company or Company Subsidiaries of any material indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices;

         (f) any creation or other incurrence by Company or Company Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

         (g) any making of any material loan, advance or capital contributions to or investment in any Person other than loans, advances or capital contributions or investments in any Parent Subsidiaries in the ordinary course of business consistent with past practices;

         (h) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of Company or Company Subsidiaries;

         (i) any transaction or commitment made, or any contract or agreement entered into, by Parent or Parent Subsidiaries relating to its assets or business (including the acquisition or disposition of any assets) or any relinquishment by Parent or Parent Subsidiaries of any contract or other right, in either case, material to Parent and Parent Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; or

         (j) any material Tax election made or changed, any annual tax accounting period changed, any method of tax accounting adopted or changed, any material amended Tax Returns or claims for material Tax refunds filed, any material closing agreement entered into, any material Tax claim, audit or assessment settled, or any right to claim a material Tax refund, offset or other reduction in Tax liability surrendered.

         SECTION 5.11. Compliance with Laws and Court Orders. Parent and Parent Subsidiaries are and have been in compliance with, and to the knowledge of Parent, are not under investigation with respect to and have not been threatened to be charged with or given notice of any violation of, any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that have not had and could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent.

         SECTION 5.12. Litigation. Except as set forth in Parent SEC Documents filed prior to the date hereof, there is no action, suit, investigation or proceeding (or, to the knowledge of Parent, any basis therefor) pending against, or, to the knowledge of Parent, threatened against, Parent, Parent Subsidiaries, any present or former officer, director or employee of Parent or Parent Subsidiaries or any Person for whom Parent or Parent Subsidiaries may be liable or any of their respective properties before any court or arbitrator or before or by any governmental body, agency or official, domestic, foreign or supranational, that, if determined or resolved adversely in accordance with the plaintiff's demands, could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent or that in any manner challenges or seeks to prevent, enjoin, alter or materially delay the Merger or any of the other transactions contemplated hereby.

         SECTION 5.13. Finders' Fees. Except for Credit Suisse First Boston Corporation, a copy of whose engagement agreement dated November 15, 2000 has been provided to the Company, and for Wit SoundView Corporation, a copy of whose engagement letter dated December 22, 2000 has been provided to the Company, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent or Parent Subsidiaries who might be entitled to any fee or commission from Parent or any of its Affiliates in connection with the transactions contemplated by this Agreement.

         SECTION 5.14. Opinion of Financial Advisor. Parent has received the opinion of Credit Suisse First Boston Corporation, financial advisor to Parent, to the effect that, as of the date of this Agreement, the Fixed Exchange Ratio is fair to Parent from a financial point of view.

         SECTION 5.15. Tax Treatment. Neither Parent nor any of its Affiliates has taken or agreed to take any action, or is aware of any fact or circumstance, that would prevent the Merger from qualifying as a 368 Reorganization.

         SECTION 5.16. Ownership of Company Equity. Neither Parent, Merger Subsidiary, nor any of their Affiliates beneficially owns or has any direct or indirect right or agreement to acquire any securities or property of Company other than pursuant to this Agreement. Neither Parent, Merger Subsidiary, nor any of their Affiliates is a member of any "group" within the meaning of
Section 13(d)(3) of the 1934 Act, as amended, with respect to any voting securities of Company or any of its Affiliates, except pursuant to the Voting Agreement.

         SECTION 5.17. No Undisclosed Material Liabilities. There are no liabilities or obligations of Parent or any Parent Subsidiary of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, of a nature required to be disclosed on a balance sheet or in the related notes to consolidated financial statements prepared in accordance with GAAP, other than:

          (a) liabilities or obligations disclosed and provided for in the Parent Balance Sheet or in the notes thereto or in the Parent SEC Documents filed prior to the date hereof, and

          (b) liabilities or obligations incurred in the ordinary course of business consistent with past practices since the Parent Balance Sheet Date that are immaterial in the aggregate.

         SECTION 5.18. Environmental Matters. Except as set forth in Parent SEC Documents prior to the date hereof and except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Parent:

          (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review (or, to the knowledge of Parent, any basis therefor) is pending or, to the knowledge of Parent, is threatened by any governmental entity or other Person relating to or arising out of any Environmental Law;

          (ii) Parent is and has been in compliance with all Environmental Laws and all Environmental Permits; and

          (iii) there are no liabilities of or relating to Parent or Parent Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise arising under or relating to any Environmental Law and there are no facts, conditions, situations or set of circumstances that could reasonably be expected to result in or be the basis for any such liability.

          (b) There has been no environmental investigation, study, audit, test, review or other analysis conducted of which Parent has knowledge in relation to the current or prior business of Parent or Parent Subsidiaries or any property or facility now or previously leased by Parent or Parent Subsidiaries that has not been delivered to Parent at least five days prior to the date hereof.

          (c) For purposes of this Section 5.18, the terms "Parent" and "Subsidiary" shall include any entity that is, in whole or in part, a predecessor of Parent or Parent Subsidiaries.

         SECTION 5.19. Parent Intellectual Property. For the purposes of this Agreement, the following terms have the following definitions:

         "Parent Intellectual Property" shall mean any Intellectual Property that is owned by, or exclusively licensed to, Parent or Parent Subsidiaries.

         (a) No Parent Intellectual Property or product or service of Parent or Parent Subsidiaries is subject to any proceeding or outstanding decree, order or judgment restricting in any manner the use, transfer, or licensing thereof by Parent or Parent Subsidiaries, or which may affect the validity, use or enforceability of such Parent Intellectual Property.

         (b) Parent owns and has good and exclusive title to, or has license to use (sufficient for the conduct of its business as currently conducted and as proposed to be conducted), each item of Parent Intellectual Property or other Intellectual Property used by Parent or Parent Subsidiaries free and clear of any lien or encumbrance (excluding licenses and related restrictions); and Parent or Parent Subsidiaries is the exclusive owner of all trademarks and trade names used in connection with the operation or conduct of the business of Parent and Parent Subsidiaries, including the sale of any products or the provision of any services by Parent and Parent Subsidiaries.

         (c) Parent or Parent Subsidiaries owns exclusively, and has good title to, all copyrighted works that are Parent or Parent Subsidiaries products or which Parent or Parent Subsidiaries otherwise expressly purports to own.

          (d) The operation of the business of Parent and Parent Subsidiaries as such business currently is conducted, including Parent's and Parent Subsidiaries' design, development, manufacture, marketing and sale of the products or services of Parent and Parent Subsidiaries (including products, currently under development) has not, does not and to the knowledge of Parent will not infringe or misappropriate the Intellectual Property of any third party or, to its knowledge, constitute unfair competition or trade practices under the laws of any jurisdiction.

          (e) Neither Parent nor Parent Subsidiaries has received notice from any third party that the operation of the business of Parent or Parent Subsidiaries or any act, product or service of Parent or Parent Subsidiaries, may infringe or misappropriate the Intellectual Property of any third party or constitutes unfair competition or trade practices under the laws of any jurisdiction.

          (f) Parent and Parent Subsidiaries have taken reasonable steps to protect Parent's and Parent Subsidiaries' rights in Parent's confidential information and trade secrets that it wishes to protect or any trade secrets or confidential information of third parties provided to Parent or Parent Subsidiaries, and, without limiting the foregoing, each of Parent and Parent Subsidiaries has and enforces a policy requiring each employee and contractor to execute a proprietary information/confidentiality agreement substantially in the form provided to Company and all current and former employees and contractors of Parent and Parent Subsidiaries have executed such an agreement, except where the failure to do so is not reasonably expected to have a Material Adverse Effect on Parent.

         SECTION 5.20. Agreements, Contracts and Commitments. Neither Parent nor any Parent Subsidiary is a party to or is bound by:

          (a) any employment or consulting agreement, contract or commitment with any officer or member of Parent's Board of Directors, other than those that are terminable by Parent or any Parent Subsidiary on no more than thirty
(30) days' notice without liability or financial obligation to Parent other than as disclosed in the Parent SEC Documents.

          (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

          (c) any agreement, contract or commitment containing any covenant limiting in any respect the right of Parent or any Parent Subsidiary to engage in any line of business or to compete with any person or granting any exclusive distribution rights;

          (d) any agreement, contract or commitment currently in force relating to the disposition or acquisition by Parent or any Parent Subsidiary after the date of this Agreement of a material amount of assets not in the ordinary course of business or pursuant to which Parent has any material ownership interest in any corporation, partnership, joint venture or other business enterprise other than Parent Subsidiaries;

          (e) any (x) dealer, distributor, joint marketing or development agreement currently in force under which Parent or any Parent Subsidiary has continuing material obligations to jointly market any product, technology or service and which may not be canceled without penalty upon notice of ninety
(90) days or less, or (y) material agreement pursuant to which Parent or any Parent Subsidiary has continuing material obligations to jointly develop any intellectual property that will not be owned, in whole or in part, by Parent or Parent Subsidiaries, in any case specified in clauses (x) or (y) above with payments made by or to the Parent of $500,000 or more;

          (f) any agreement, contract or commitment currently in force to provide source code to any third party for any product or technology other than source code escrow agreements or other similar arrangements entered into in the normal course of business;

          (g) any agreement, contract or commitment currently in force to license any third party to manufacture or reproduce any Parent product, service or technology or any agreement, contract or commitment currently in force to sell or distribute any Parent products, including any parts or components thereof, service or technology except agreements (x) with distributors or sales representative in the normal course of business cancelable without penalty upon notice of ninety (90) days or less and substantially in the form previously provided to Company or (y) with payments made by or to the Parent of less than $500,000;

          (h) any material mortgages, indentures, guarantees, loans or credit agreements or other agreements or instruments relating to the borrowing of money or extension of credit;

          (i) any other agreement, contract or commitment that includes receipts or expenditures of $2,000,000 or more individually.

         Neither Parent nor any Parent Subsidiaries, nor to Parent's knowledge any other party to a Parent Contract (as defined below), is in breach, violation or default under, and neither Parent nor any Parent Subsidiaries has received written notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any Parent Subsidiary is a party or by which it is bound that are required to be disclosed as exceptions to this Section 5.20 (any such agreement, contract or commitment, a "Parent Contract") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek material damages or other remedies (for any or all of such breaches, violations or defaults, in the aggregate.)

         Each Parent Contract: (i) is valid and binding on the Parent or its Subsidiaries, as the case may be and, to the knowledge of the Parent, on the other parties thereto, and is in full force and effect, and (ii) upon consummation of the transactions contemplated by this Agreement, shall continue in full force and effect without penalty or other adverse consequence. To the knowledge of the Parent, no other party to any Parent Contract is in material breach thereof or material default thereunder.


                                   ARTICLE 6
                            COVENANTS OF THE COMPANY

         The Company agrees that:

         SECTION 6.01. Conduct of the Company. From the date hereof until the Effective Time, Company and Company Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their commercially-reasonable efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

          (a) Company will not permit, adopt or propose any change to its articles of incorporation or bylaws;

          (b) Company will not, and will not permit any Company Subsidiaries to, merge or consolidate with any other Person or acquire a material amount of stock or assets of any other Person;

          (c) Company will not, and will not permit any Company Subsidiaries to, sell, lease, license, transfer or otherwise dispose of any material subsidiary or any material amount of assets, securities or property, tangible or intangible, except (i) pursuant to existing contracts or commitments and
(ii) in the ordinary course consistent with past practice;

          (d) Company will not, and will not permit any Company Subsidiaries to, (i) take any action that would make any representation and warranty of Company hereunder inaccurate in any respect at, or as of any time prior to, the Effective Time or (ii) omit to take any action necessary to prevent any such representation or warranty from being inaccurate in any respect at any such time; and

          (e) Company will not, and will not permit any Company Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 6.02. Shareholder Meeting; Proxy Material. Promptly after the date hereof, in accordance with Oregon Law and its Articles of Incorporation and Bylaws, Company shall cause a meeting of its shareholders (the "Company Shareholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval and adoption of this Agreement and the Merger. Subject to Section 6.03(b), the Board of Directors of Company shall recommend approval and adoption of this Agreement and the Merger by Company's shareholders. In connection with such meeting, Company will (i) promptly prepare and file with the SEC, use its best efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as practicable the Company Proxy Statement and all other proxy materials for such meeting, (ii) subject to Section 6.03(b), use its best efforts to obtain the necessary approvals by its shareholders of this Agreement and the transactions contemplated hereby and (iii) otherwise comply with all legal requirements applicable to such meeting.

         SECTION 6.03. No Solicitation. (a) Neither Company nor any Company Subsidiaries shall, nor shall Company or any Company Subsidiary authorize or permit any of its or their officers, directors, employees, investment bankers, attorneys, accountants, consultants or other agents or advisors to, directly or indirectly, (i) solicit, initiate or take any action to encourage the submission of any Acquisition Proposal, (ii) enter into or participate in any discussions or negotiations with, furnish any non-public information relating to Company or Company Subsidiaries or afford access to the business, properties, assets, books or records of Company or Company Subsidiaries to, otherwise cooperate in any way with, or knowingly assist, participate in, or encourage any effort by any Third Party that is seeking to make, or has made, an Acquisition Proposal or (iii) grant any waiver or release under any standstill or similar agreement with respect to any class of equity securities of Company or Company Subsidiaries.

          (b) Notwithstanding the foregoing, the Board of Directors of Company, directly or indirectly through advisors, agents or other intermediaries, may
(i) engage in negotiations or discussions with any Third Party that, subject to Company's compliance with Section 6.03(a), has made a Superior Proposal or,
(ii) furnish to such Third Party that has made a Superior Proposal nonpublic information relating to Company or Company Subsidiaries pursuant to a confidentiality agreement with terms no less favorable to Company than those contained in the Confidentiality Agreement dated as of December 13, 2000 between Company and Parent (the "Confidentiality Agreement"), (iii) following receipt of such Superior Proposal, take and disclose to its shareholders a position contemplated by Rule 14e-2(a) under the 1934 Act or otherwise recommend the Superior Proposal and make disclosure to them, (iv) following receipt of such Superior Proposal, fail to make, withdraw, or modify in a manner adverse to Parent its recommendation to its shareholders referred to in
Section 6.02 hereof and/or (v) take any non-appealable, final action ordered to be taken by Company by any court of competent jurisdiction, but in each case referred to in the foregoing clauses (i) through (iv) only if the Board of Directors of Company determines in good faith by a majority vote after consultation with outside legal counsel to Company, that it must take such action to comply with its fiduciary duties under applicable law.

          (c) The Board of Directors of Company shall not take any of the actions referred to in clauses (i) through (iv) of the preceding subsection unless Company shall have delivered to Parent a prior written notice advising Parent that it intends to take such action, and Company shall continue to advise Parent after taking such action. In addition, Company shall notify Parent promptly (but in no event later than 24 hours) after receipt by Company (or any of its advisors) of any unsolicited inquiry or Acquisition Proposal, of any indication that a Third Party is considering making an Acquisition Proposal or of any request for information relating to Company or Company Subsidiaries or for access to the business, properties, assets, books or records of Company or Company Subsidiaries by any Third Party that may be considering making, or has made, an Acquisition Proposal. Company shall provide such notice orally and in writing and shall identify the Third Party making, and the terms and conditions of, any such Acquisition Proposal, indication or request. Company shall keep Parent fully informed, on a current basis, of the status and material details of any such Acquisition Proposal, indication or request. In addition to the foregoing, Company shall (i) provide Parent with at least forty-eight (48) hours prior notice (or such lesser notice as provided to the members of Company's Board of Directors but in no event less than eight hours) of any meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to consider a Superior Proposal and (ii) provide Parent with at least three (3) business days prior written notice of a meeting of Company's Board of Directors at which Company's Board of Directors is reasonably expected to recommend a Superior Proposal to its shareholders and together with such notice a description of the terms and conditions relating to such Superior Proposal. Company shall, and shall cause Company Subsidiaries and the advisors, employees and other agents of Company and any Company Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use its reasonable best efforts, consistent with its rights under confidentiality agreements with such Parties, to cause any such Party (or its agents or advisors) in possession of confidential information about Company that was furnished by or on behalf of Company to return or destroy all such information.

         "Superior Proposal" means any bona fide, unsolicited written Acquisition Proposal for any of the following transactions (i) a merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transactions involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting entity of such transaction; (ii) a sale or other disposition by Company of assets representing in excess of 51% of the fair market value of Company's business immediately prior to such sale; or
(iii) the acquisition by any person or group, directly or indirectly, of beneficial ownership or right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines in good faith by a majority vote, on the basis of the advice of a financial advisor of nationally recognized reputation and taking into account all the terms and conditions of the Acquisition Proposal, including any break-up fees, expense reimbursement provisions and timing and conditions to consummation, are more favorable and provide greater value to Company's shareholders than as provided hereunder and for which financing, to the extent required, is then fully committed or reasonably determined to be available by the Board of Directors of Company.

         SECTION 6.04. Required Consents. Company shall obtain each of the consents required in connection with the consummation of the transactions contemplated hereby identified in Schedule 6.04 to this Agreement.

                                   ARTICLE 7
                              COVENANTS OF PARENT

         Parent agrees that:

         SECTION 7.01. Conduct of Parent. Parent agrees that, from the date hereof until the Effective Time, Parent and its Subsidiaries shall conduct their business in the ordinary course consistent with past practice and shall use their best efforts to preserve intact their business organizations and relationships with third parties and to keep available the services of their present officers and employees. Without limiting the generality of the foregoing, from the date hereof until the Effective Time:

          (a) Parent will not adopt or propose any change in its articles of incorporation or bylaws; and

          (b) Parent will not, and will not permit any of its Subsidiaries to,
(i) take any action that would make any representation and warranty of Parent hereunder, other than the representations and warranties set forth in Section
5.10 (e)-(j) and Section 5.20, inaccurate in any respect at, or as of any time prior to, the Effective Time; (ii) omit to take any action necessary to prevent any such representation or warranty, other than the representations and warranties set forth in Section 5.10(e)-(j) and Section 5.20, from being inaccurate in any respect at any such time; or (iii) enter into any agreement with respect to any acquisition of or investment in any company, business, product or technology that would require approval by Parent's stockholders, other than an agreement regarding the merger, consolidation, or sale of substantially all of the assets of Parent in which Parent's stockholders immediately prior to the consummation of such transaction would hold less than a majority of the equity interests in the surviving or resulting entity of such transaction; and

          (c) Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing.

         SECTION 7.02. Obligations of Merger Subsidiary. Parent will take all action necessary to cause Merger Subsidiary to perform its obligations under this Agreement and to consummate the Merger on the terms and conditions set forth in this Agreement.

         SECTION 7.03. Director and Officer Liability. Parent shall cause the Surviving Corporation, and the Surviving Corporation hereby agrees, to do the following:

          (a) For six years after the Effective Time, Parent shall cause the Surviving Corporation to indemnify and hold harmless the present and former officers and directors of Company (each an "Indemnified Person") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by Oregon Law or any other applicable laws or provided under Company's articles of incorporation and bylaws in effect on the date hereof, provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

          (b) For six years after the Effective Time, Parent shall cause the Surviving Corporation to provide, if available, officers' and directors' liability insurance in respect of acts or omissions occurring prior to the Effective Time covering each such Indemnified Person currently covered by Company's officers' and directors' liability insurance policy on terms with respect to coverage and amount no less favorable than those of such policy in effect on the date hereof, provided that, in satisfying its obligation under this Section 7.03(b), the Surviving Corporation shall not be obligated to pay annual premiums in excess of $1,000,000.

          (c) If Parent, the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 7.03.

          (d) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the articles of incorporation or bylaws of Company or Company Subsidiaries, or under Oregon Law or any other applicable laws or under any agreement of any Indemnified Person with Company or Company Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person.

         SECTION 7.04. Registration Statement; Stockholder Meeting; Proxy Material. Parent shall promptly prepare and file the Registration Statement under the 1933 Act and the Parent Proxy Statement under the 1934 Act with the SEC and shall use its best efforts to cause the Registration Statement to be declared effective by the SEC as promptly as practicable. Parent shall promptly take any action required to be taken under foreign or state securities or Blue Sky laws in connection with the issuance of Parent Stock in the Merger. Parent shall cause a meeting of its stockholders (the "Parent Stockholder Meeting") to be duly called and held as soon as reasonably practicable for the purpose of voting on the approval of the issuance of Parent Stock in connection with the Merger. The Board of Directors of Parent shall recommend approval of the issuance of Parent Stock in connection with the Merger by Parent's stockholders. In connection with such meeting, the Company will (a) use its best efforts to have cleared by the SEC and thereafter mail to its stockholders as promptly as practicable the Parent Proxy Statement and all other proxy materials for such meeting, (b) use its reasonable best efforts to obtain the necessary approvals by its stockholders of the transactions contemplated by this Agreement and (c) otherwise comply with all legal requirements applicable to such meeting.

         SECTION 7.05. Nasdaq Stock Market Listing. Parent shall use its best efforts to cause the shares of Parent Stock to be issued in connection with the Merger to be listed on the Nasdaq National Market.

         SECTION 7.06. Board of Director Membership. The Board of Directors of Parent shall take action to have Elijahu Shapira elected as a director on the Board of Directors of Parent.

         SECTION 7.07. Employee Benefits. On and after the Effective Time, Parent hereby agrees to do the following, and to cause its Subsidiaries and the Surviving Corporation, as applicable, to do the following:

          (a) Parent shall provide, or cause its Subsidiaries and the Surviving Corporation to provide employee benefits (other than equity-based benefits) to each person who is employed by Parent, its Subsidiaries or the Surviving Corporation on or after the Effective Time and who was employed with Company immediately prior to the Effective Time ("Company Employee") that are substantially comparable in the aggregate to the employee benefits provided to similarly-situated active employees of Parent, its Subsidiaries and the Surviving Corporation ("Parent Benefit Plans").

          (b) Parent shall cause each Company Employee's service with Company to be recognized as service for purposes of eligibility and vesting (but not benefit accrual) in each Parent Benefit Plan that is extended to the Company Employee on or after the Closing Date; provided, however, that such crediting of service shall not operate to duplicate the payment or funding of any benefit under such Parent Benefit Plan.

         (c) Parent shall cause the Parent Benefit Plans to waive any preexisting condition exclusion or waiting period limitation that was likewise waived or otherwise satisfied as to each Company Employee under the terms of any corresponding Employee Plan immediately prior to the Effective Time.

         SECTION 7.08. Consultation on Certain Matters. Parent agrees that prior to entering into an agreement with respect to any material transaction described in Section 7.01(b)(iii) prior to the Effective Time, Parent will consult with management of Company regarding such transaction (regardless of whether Parent Stockholder approval would be required).


                                   ARTICLE 8
                      COVENANTS OF PARENT AND THE COMPANY

         The parties hereto agree that:

         SECTION 8.01. Reasonable Efforts. Subject to the terms and conditions of this Agreement, Company and Parent will use their commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. In furtherance and not in limitation of the foregoing, each of Parent and Company agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable and in any event within ten business days of the date hereof and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and to use commercially reasonable efforts to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable.

         SECTION 8.02. Certain Filings. Company and Parent shall cooperate with one another (i) in connection with the preparation of the Company Proxy Statement, the Parent Proxy Statement and the Registration Statement, (ii) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official, or authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and (iii) in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Proxy Statement, the Parent Proxy Statement or the Registration Statement and seeking timely to obtain any such actions, consents, approvals or waivers.

         SECTION 8.03. Public Announcements. (a) Parent and Company will receive the prior written consent from the other before issuing any press release or making any public statement with respect to this Agreement, the Merger or an

Acquisition Proposal and, except as may be required by applicable law or any stock exchange rule, will not issue any such press release or make any such public statement prior to obtaining such written consent; provided, however, that no such consultation or agreement shall be required if, prior to the date of such release or public statement, either party shall have withheld, withdrawn, amended or modified its unanimous recommendation in favor of the Merger.

          (b) The parties will prepare a joint announcement for release upon announcement of the Merger.

         SECTION 8.04. Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of Company or Merger Subsidiary, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of Company or Merger Subsidiary, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

         SECTION 8.05. Access to Information. From the date hereof until the Effective Time and subject to applicable law, Company and Parent shall (i) give to the other party, its counsel, financial advisors, auditors and other authorized representatives reasonable access to the offices, properties, books and records of such party, (ii) furnish to the other party, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information as such Persons may reasonably request and (iii) instruct its employees, counsel, financial advisors, auditors and other authorized representatives to cooperate with the other party in its investigation. Any investigation pursuant to this Section shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the other party. No information or knowledge obtained in any investigation pursuant to this Section shall affect or be deemed to modify any representation or warranty made by any party hereunder or the conditions to the obligations of the parties to consummate the Merger.

         SECTION 8.06. Notices of Certain Events. Each of Company and Parent shall promptly notify the other of:

          (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

          (b) any notice or other communication from any governmental or regulatory agency or authority in connection with the transactions contemplated by this Agreement; and

          (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting Company or any Company Subsidiary or Parent or Parent Subsidiary that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to this Agreement, as the case may be, or that relate to the consummation of the transactions contemplated by this Agreement.

          (d) the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (i) any representation or warranty contained in this Agreement to be untrue or inaccurate at any time from the date of this Agreement to the Effective Time, or (ii) any material failure of Parent and Merger Subsidiary or Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

         SECTION 8.07. Confidentiality. Prior to the Effective Time and after any termination of this Agreement, each of Parent and Company will hold, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to hold, in confidence, unless compelled to disclose by judicial or administrative process or by other requirements of law, all confidential documents and information concerning the other party furnished to it or its Affiliates in connection with the transactions contemplated by this Agreement, except to the extent that such information can be shown to have been (i) previously known on a nonconfidential basis by such party, (ii) in the public domain through no fault of such party or (iii) later lawfully acquired by such party from sources other than the other party, provided that each of Parent and Company may disclose such information to its officers, directors, employees, accountants, counsel, consultants, advisors and agents in connection with the transactions contemplated by this Agreement so long as such party informs such Persons of the confidential nature of such information and directs them to treat it confidentially. Each of Parent and Company shall satisfy its obligation to hold any such information in confidence if it exercises the same care with respect to such information as it would take to preserve the confidentiality of its own similar information. If this Agreement is terminated, each of Parent and Company will, and will use its best efforts to cause its officers, directors, employees, accountants, counsel, consultants, advisors and agents to, destroy or deliver to the other party,


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


upon request, all documents and other materials, and all copies thereof, that it or its Affiliates obtained, or that were obtained on their behalf, from the other party in connection with this Agreement and that are subject to such confidence.

         SECTION 8.08. Tax-free Reorganization; Purchase Accounting. (a) Prior to the Effective Time, each party shall use its best efforts to cause the Merger to qualify as a 368 Reorganization, and will not take any action reasonably likely to cause the Merger not so to qualify.

          (b) Each party has agreed that the transaction be accounted for as a purchase under GAAP.

         SECTION 8.09. Affiliates. Within 30 days following the date of this Agreement, Company shall deliver to Parent a letter identifying all known Persons who may be deemed affiliates of Company under Rule 145 of the 1933 Act. Company shall use its reasonable best efforts to obtain a written agreement from each Person who may be so deemed as soon as practicable and, in any event, at least 30 days prior to the Effective Time, substantially in the form of Exhibit B hereto.

         SECTION 8.10. 401(k) Plan. Company agrees to terminate or amend its 401(k) Plan, in accordance with reasonable directions from Parent, effective immediately prior to the Effective Time. If Company's 401(k) Plan is terminated, Parent agrees to take, or cause to be taken, such actions as are necessary to permit participants in Company's 401(k) Plans to roll over their accounts under such plans, after the Effective Time (and after completion of the termination of Company's 401(k) Plan), into a qualified plan or plans maintained by Parent.

         SECTION 8.11. Section 16. Prior to the Effective Time, the Board of Directors of Parent, or an appropriate committee of non-employee directors thereof, shall adopt a resolution consistent with the interpretative guidance of the SEC so that (i) the assumption of Company Stock Options held by Company Insiders (as defined below) pursuant to this Agreement, and (ii) the receipt by Company Insiders of Parent Stock in exchange for Company Stock pursuant to the Merger, shall in each case be an exempt transaction for purposes of Section 16 of the 1934 Act by any officer or director of Company who may become a covered person of Parent for purposes of Section 16 of the 1934 Act (a "Company Insider").

                                   ARTICLE 9
                            CONDITIONS TO THE MERGER

         SECTION 9.01. Conditions to Obligations of Each Party. The obligations of Company, Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following conditions:

          (a) this Agreement shall have been approved and adopted by the shareholders of Company in accordance with Oregon Law and the issuance of Parent Common Stock in connection with the Merger shall have been approved by the stockholders of Parent in accordance with Delaware Law;

          (b) any applicable waiting period under the HSR Act relating to the Merger shall have expired or been terminated;

          (c) no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the Merger;

          (d) there shall not have been instituted or pending any action or proceeding (or any investigation or other inquiry that might result in such action or proceeding) by any government or governmental authority or agency, domestic, foreign or supranational, before any court or governmental authority or agency, domestic, foreign or supranational, (i) challenging or seeking to make illegal, to delay materially or otherwise directly or indirectly to restrain or prohibit the consummation of the Merger, seeking to obtain material damages or otherwise directly or indirectly relating to the transactions contemplated by the Merger or (ii) seeking to restrain or prohibit Parent's ownership or operation (or that of its respective Subsidiaries or Affiliates) of all or any material portion of the business or assets of Company and Company Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole, or to compel Parent or any of its Subsidiaries or Affiliates to dispose of or hold separate all or any material portion of the business or assets of Company Subsidiaries, taken as a whole, or of Parent and its Subsidiaries, taken as a whole;

          (e) the Registration Statement shall have been declared effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect and no proceedings for such purpose shall be pending before or threatened by the SEC;

         (f) Parent and Company shall have each received written opinions of their respective counsel, Davis Polk & Wardwell and Perkins Coie LLP in form and substance reasonably satisfactory to each of them, that the Merger will be treated for federal income tax purposes as a reorganization qualifying under the provision of Section 368(a) of the Code and that each of Parent, Merger Subsidiary and Company will be a party to the reorganization within the meaning of Section 368(a) of the Code. The Company, Parent and Merger Subsidiary shall execute and deliver to Davis Polk & Wardwell and Perkins Coie LLP certificates substantially in the form attached hereto as Exhibits C-1 and C-2, respectively, at such time or times as reasonably requested by them in connection with the delivery of their opinions provided herein; and

          (g) all actions by or in respect of, or filings with, any governmental body, agency, official or authority, domestic, foreign or supranational, required to permit the consummation of the Merger shall have been taken, made or obtained.

         SECTION 9.02. Conditions to the Obligations of Parent and Merger Subsidiary. The obligations of Parent and Merger Subsidiary to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Company contained in this Agreement and in any certificate or other writing delivered by Company pursuant hereto shall be true (disregarding each exception therein for materiality and Material Adverse Effect) at and as of the Effective Time as if made at and as of such time except for (A) changes contemplated by this Agreement, (B) those representations and warranties, that address matters only as of a particular date (which shall remain true and current as of such date) and (C) such exceptions in each case as would not have a Material Adverse Effect on Company; (iii) no Material Adverse Effect with respect to Company has occurred and (iv) Parent shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Company to the foregoing effect;

          (b) Each of Elijahu Shapira and W. Glen Boyd shall have entered into employment agreements in form attached hereto as Exhibit D, and such agreements shall be in full force and effect.

         SECTION 9.03. Conditions to the Obligations of the Company. The obligations of Company to consummate the Merger are subject to the satisfaction of the following further conditions:

          (a) (i) Parent shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of Parent contained in this Agreement and in any certificate or other writing delivered by Parent pursuant hereto shall be true (disregarding each exception therein for materiality and

Material Adverse Effect) at and as of the Effective Time as if made at and as of such time except for (A) changes contemplated by this Agreement, (B) those representations and warranties that address matters only as of a particular date (which shall remain true and correct as of such date) and (C) such exceptions in each case as would not have a Material Adverse Effect on Parent
(iii) no Material Adverse Effect with respect to Parent has occurred and (iv) Company shall have received a certificate signed by the Chief Executive Officer and Chief Financial Officer of Parent to the foregoing effect;

          (b) The shares of Parent Stock to be issued in the Merger shall have been listed on the Nasdaq National Market.


                                   ARTICLE 10
                                  TERMINATION

         SECTION 10.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after approval of the Merger by the shareholders of Company or approval of the issuance of Parent Stock in connection with the Merger by the stockholders of Parent:

          (a)   by mutual written agreement of Company and Parent;

          (b)   by either Company or Parent, if:

          (i) the Merger has not been consummated on or before June 30, 2001 (the "End Date"), provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

          (ii) there shall be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any court or governmental body having competent jurisdiction enjoining Company or Parent from consummating the Merger is entered and such judgment, injunction, judgment or order shall have become final and nonappealable;

          (iii) this Agreement shall not have been approved and adopted in accordance with Oregon Law by Company's shareholders at the Company Shareholder Meeting (or any adjournment thereof); or

          (iv) the issuance of Parent Stock in connection with the Merger shall not have been approved by Parent's stockholders in accordance with Delaware Law at the Parent Stockholder Meeting (or any adjournment thereof);

          (c)   by Parent, if:

          (i) a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.02(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date;

          (ii) Company shall have willfully and materially breached its obligations under Sections 6.02 and 6.03; or

          (iii) as permitted by Section 6.03(b)(iv), the Board of Directors of Company shall have failed to make or withdrawn, or modified in a manner adverse to Parent, its approval or recommendation of this Agreement or the Merger, or shall have failed to call the Company Shareholder Meeting in accordance with Section 6.02; or

          (d) by Company, if a breach of or failure to perform any representation, warranty, covenant or agreement on the part of Parent or Merger Subsidiary set forth in this Agreement shall have occurred that would cause the condition set forth in Section 9.03(a) not to be satisfied, and such condition is incapable of being satisfied by the End Date.

The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

         SECTION 10.02. Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, and except as provided in Section 11.04, this Agreement shall become void and of no effect without liability of any party (or any stockholder, director, officer, employee, agent, consultant or representative of such party) to the other party hereto, provided that, if such termination shall result from the willful (i) failure of either party to fulfill a condition to the performance of the obligations of the other party or
(ii) failure of either party to perform a covenant hereof, such party shall be fully liable for any and all liabilities and damages incurred or suffered by the other party as a result of such failure. The provisions of this Section 10.02 and Sections 8.07, 11.04, 11.06, 11.07 and
11.08 shall survive any termination hereof pursuant to Section 10.01.


                                   ARTICLE 11
                                 MISCELLANEOUS

         SECTION 11.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

         if to Parent or Merger Subsidiary, to:

                  Chief Financial Officer
                  NetIQ Corporation
                  3553 North First Street
                  San Jose, CA 95134
                  Fax: (408) 330-0959

                  with a copy to:

                  William M. Kelly, Esq.
                  Davis Polk & Wardwell
                  1600 El Camino Real
                  Menlo Park, CA 94025
                  Fax: (650) 752-2111

                  if to Company, to:

                  WebTrends Corporation
                  851 SW Sixth Avenue
                  Suite 1200
                  Portland, OR 97204
                  Fax: (503) 294-7130


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


                  with a copy to:

                  Roy W. Tucker, Esq.
                  Perkins Coie LLP
                  1211 SW Fifth Avenue, Suite 1500
                  Portland OR 97204-3715
                  Fax: (503) 727-2222

or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m., and such day is a business day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

         SECTION 11.02. Survival of Representations and Warranties. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time or the termination of this Agreement, except for the agreements that by their terms survive the Effective Time and as provided for in Section
10.02 with respect to termination.

         SECTION 11.03. Amendments; No Waivers. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective, provided that, after the adoption of this Agreement by the shareholders of Company and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any shares of capital stock of Company.

          (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 11.04. Expenses. (a) Except as otherwise provided in this Section, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense; provided, however, that Parent and Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred (i) in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto or (ii) for the pre-merger notification and report forms under the HSR Act (including such forms, if any, as may be required to be filed by any Company Shareholders).

          (b) If a Payment Event (as hereinafter defined) occurs, Company shall pay Parent (by wire transfer of immediately available funds), if, pursuant to
(x) below, simultaneously with the occurrence of such Payment Event or, if pursuant to (y) below, within two Business Days following such Payment Event, a fee of $41.0 million. If a Payment Event occurs, payment of the foregoing fee shall be the sole and exclusive remedy of Parent against Company in connection with this Agreement.

         "Payment Event" means the termination of this Agreement pursuant to
(x) Sections 10.01(b)(i) or 10.01(b)(iii) if, prior to any such termination, a Third Party shall have publicly announced an Acquisition Proposal or (y) Sections 10.01(c)(ii) or 10.01(c)(iii) if, prior to any such termination, a Third Party shall have made an Acquisition Proposal and, in any such case specified in clause (x) or (y), within 12 months following any such termination: (i) Company merges with or into, or is acquired, directly or indirectly, by merger or otherwise by, a Third Party, in any such case where the securities of the surviving or resulting entity issued in respect of the stock of the Company outstanding immediately prior to such transaction represent less than 50% of the outstanding securities of the surviving or resulting entity immediately after such transaction; (ii) a Third Party, directly or indirectly, acquires more than 50% of the total assets of Company and Company its Subsidiaries, taken as a whole; (iii) a Third Party, directly or indirectly, acquires more than 50% of the outstanding shares of Company Stock; or (iv) Company adopts or implements a plan of liquidation, recapitalization or share repurchase relating to more than 50% of the outstanding shares of Company Stock or an extraordinary dividend relating to more than 50% of such outstanding shares or 50% of the assets of Company and Company Subsidiaries, taken as a whole.

          (c) Company acknowledges that the agreements contained in this
Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Parent and Merger Subsidiary would not enter into this Agreement. Accordingly, if Company fails promptly to pay any amount due to Parent pursuant to this Section 11.04, it shall also pay any costs and expenses incurred by Parent or Merger Subsidiary in connection with a legal action to enforce this Agreement that results in a judgment against Company for such amount.

         SECTION 11.05. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto, except that Parent or Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of their wholly-owned subsidiaries, the right to enter into the transactions contemplated by this Agreement, but any such transfer or assignment will not relieve Parent or Merger Subsidiary of its obligations hereunder.

         SECTION 11.06. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

         SECTION 11.07.  WAIVER OF JURY TRIAL.  EACH OF THE PARTIES
HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO
TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR
RELATED TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY OR THE ACTIONS OF THE PARTIES HERETO IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         SECTION 11.08. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto. Except as provided in Section 7.03, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

         SECTION 11.09. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

         SECTION 11.10. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

         SECTION 11.11. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

         SECTION 11.12. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                         WEBTRENDS CORPORATION


                                         By: /s/ Ching-Fa Hwang
                                             -----------------------------------
                                             Name:  Ching-Fa Hwang
                                             Title: President & Chief Executive
                                                    Officer


                                         NETIQ CORPORATION

                                         By: /s/ Elijahu Shapira
                                             -----------------------------------
                                             Name:  Elijahu Shapira
                                             Title: Chief Executive Officer


                                         NORTH ACQUISITION CORPORATION

                                         By: /s/ James A. Barth
                                             -----------------------------------
                                             Name:  James A. Barth
                                             Title: President